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                                                                   EXHIBIT 10.22

                    RETIREMENT AND POST-EMPLOYMENT AGREEMENT


         THIS RETIREMENT AND POST-EMPLOYMENT AGREEMENT (the "Agreement") is made, effective as of the close of business on the 15th day of July, 1996 (the "Effective Date"), by and between WILLIAM W. NEAL, III, a citizen and resident of North Carolina (hereinafter "Neal"), and BROADWAY & SEYMOUR, INC., a North Carolina corporation having its principal place of business in Charlotte, North Carolina (hereinafter "BSI"). The parties hereto acknowledge as follows:


                              W I T N E S S E T H:


         WHEREAS, Neal has been employed by BSI as Chairman of the Board of Directors; and

         WHEREAS, Neal intends to retire from employment as of April 30, 1997 (the "Retirement Date"); and

         WHEREAS, Neal intends to continue as a member of the Board of Directors of BSI through December 31, 1996; and

         WHEREAS, the parties have voluntarily entered into this Agreement for the purpose of eliminating and resolving all matters arising out of Neal's employment with BSI, effecting the termination of Neal's employment, providing certain specified benefits for Neal, memorializing the parties' agreement concerning Neal's post-employment relationship with BSI, and finally, fully and completely resolving amicably any and all matters actually or potentially in controversy between them.

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter made by Neal and BSI, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by the parties hereto, the parties agree as follows:


                                   ARTICLE I
                               OBLIGATIONS OF BSI

Section 1.1 Payment through December 31, 1996. BSI shall pay Neal his current salary, payable in semi-monthly installments of $10,416.67, less required state and federal tax withholding deductions, from the Effective Date through December 31, 1996.
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Section 1.2      Payment from January 1, 1997 through April 30, 1997.  BSI
                 shall pay Neal one-half (1/2) of his current salary, payable in semi-monthly installments of $5,208.33, less required state and federal tax withholding deductions, from January 1, 1997 through April 30, 1997.

Section 1.3 Unemployment Compensation. BSI shall not contest any application for unemployment compensation that Neal may elect to file with the North Carolina Employment Security Commission after the Retirement Date, but Neal understands and agrees that the payments made under Sections 1.1 and 1.2 above are wages in lieu of notice of discharge, and for the time period during which such payments are made, Neal will not seek unemployment compensation benefits.

Section 1.4 401(k) Profit Sharing. BSI shall distribute all sums which Neal is entitled to receive under BSI's 401(k) Profit Sharing Plan in accordance with Sections 5.1(a), 5.1(c), 5.4(a) and 5.4(c) of that Plan consistent with Neal's employment hereunder until the Retirement Date.

Section 1.5 Employee Stock Purchase Plan. BSI agrees that it shall distribute all sums which Neal is entitled to receive under the Broadway & Seymour, Inc. Employee Stock Purchase Plan, if any, in accordance with Section 7.1(a) of that Plan consistent with Neal's employment hereunder until the Retirement Date.

Section 1.6 Restated 1985 Incentive Stock Option Plan. For the purposes of the Broadway & Seymour, Inc. Restated 1985 Incentive Stock Option Plan, pursuant to the terms hereof Neal shall continue as an employee of the Company through the Retirement Date, and Neal shall continue to vest in options and be permitted to exercise any vested stock options during such period and thereafter in accordance with, and in the manner set forth in, such plan. If such stock options are not exercised within the period set forth in such plan, they shall be terminated. Unvested stock options shall, in any event, lapse as of the April 30, 1997 to the extent set forth in such plan.

Section 1.7 Business Expenses Reimbursement. BSI shall not be responsible for any business expenses incurred by Neal prior to the Retirement Date, except those expenses for which properly documented reimbursement requests have been made prior to the Retirement Date. BSI shall not be responsible for any business expenses incurred by Neal on or after the Retirement Date except as specified in this Agreement or as otherwise approved in advance by BSI.





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Section 1.8      City Club Membership.  Effective January 1, 1997, BSI shall, at its own expense, assign and transfer to Neal ownership of the Charlotte City Club Executive Resident Membership currently assigned to and used by Neal. Thereafter, Neal shall be responsible for all charges (except for those properly reimbursable by BSI as provided in Section 1.7 above) and dues associated with such membership.

Section 1.9 Continued Indemnification. BSI shall take no action to amend its Certificate of Incorporation or by-laws to reduce its current obligations thereunder to defend and indemnify Neal. BSI shall take no action to exclude Neal from coverage under its existing insurance policy covering directors and officers of BSI and any renewal thereof and shall renew coverage thereof on substantially similar terms as now in force (to include coverage of Neal on terms no less favorable than currently provided under existing policies) to the extent such renewal coverage is available on substantially similar terms, including premiums therefor; provided, however, that in no event shall the terms of such renewal coverage applicable to Neal be less favorable than those applicable to the other current officers and directors of BSI.

Section 1.10 Accrued Vacation Pay. On the Effective Date, BSI shall pay Neal $10,416.67, less applicable withholding, in payment of all unused vacation time accrued through the Effective Date.

Section 1.10 No Other Benefits. Other than what may be provided herein, Neal acknowledges that Neal is not entitled to any employment benefits from BSI after the Retirement Date.


                                   ARTICLE II
                              OBLIGATIONS OF NEAL

Section 2.1 Retirement. Neal hereby resigns as an officer of BSI and as an officer and director of any of its subsidiaries, effective immediately, and as an employee of BSI and of any of its subsidiaries as of the Retirement Date. Neal shall, from the Effective Date through the Retirement Date, provide services to BSI as requested by BSI in an amount not to exceed ten (10) hours per month at such place and time as mutually agreed, provided that Neal may provide such services by telephone and entirely outside normal business hours. Neal may engage in any other employment or business prior to the Retirement Date not otherwise prohibited hereunder. Except as otherwise provided herein, as of the Retirement Date, Neal shall not have the right to participate in or receive any benefit under any employee benefit plan of BSI, any fringe benefit plan





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                 of BSI, or any other plan, policy or arrangement of BSI
                 providing benefits or perquisites to employees of the Company generally or individually.

Section 2.2 Service as Director. Neal hereby resigns as of the Effective Date as Chairman of the Board of Directors. Neal agrees to resign as a member of the Board of Directors effective December 31, 1996; provided, however that Neal may resign his Board membership at his option at any time and provided further that Neal may be removed from the Board as provided in BSI's by-laws.

Section 2.3 Release. In exchange for the payments set forth in Article I above, and except as otherwise specifically provided to the contrary in this Agreement, Neal, for himself and for his heirs, executors, administrators, agents, and assigns for and in consideration of the agreements contained in this Agreement, hereby forever releases, acquits, remises, quitclaims, and discharges BSI and its affiliated entities, parents, subsidiaries, successors, assigns, and benefit plans (except with respect to any vested benefit), and the officers, directors, employees and agents thereof, of and from any and all actions, causes of action, claims, demands, damages, costs, expenses, attorney's fees and all other obligations of any type and nature whatsoever, from, on account of, or in any way arising out of any claims, matters, contracts, relationships, or employment, whether existing now or at any time in the past or future, other than (a) claims arising from or relating to the enforcement of the Agreement, (b) rights of ownership of any capital stock of BSI now or hereafter held by Neal, (c) rights under any option agreement between BSI and Neal, (d) rights with respect to BSI's obligation to defend and indemnify him in accordance with the provisions of the BSI's Certificate of Incorporation and by-laws, or any other indemnification agreement, and (e) rights, if any, as an insured party under any policy of insurance covering BSI's directors or officers.

                 Except as otherwise specifically provided to the contrary in the Agreement, it is agreed and covenanted that this Release covers all claims which Neal may have had, may now have or could hereafter have relating to any matter, cause or thing whatsoever, specifically including, but not limited to, all claims or demands arising out of or relating to the relationships between Neal and BSI as employee, officer, director and shareholder, including, but not limited to, all claims which Neal has had or now has and which could have been asserted under state or federal statute or law with respect to all matters concerning or arising out of Neal's relationships with BSI as employee, officer, director or shareholder, and including specifically, but not limited to, any and all claims under or for breach of fiduciary duty, breach of contract, fraud, negligent misrepresentation, negligence, breach of criminal law, violation of federal or state unfair trade practices law, violation of state or federal human





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                 rights, equal employment, wage hour, workers compensation, pension or labor laws, rules or regulations, including the Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq., Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, ERISA, and the Americans with Disabilities Act, and violation of any and all other federal, state and local laws and regulations.

Section 2.4 Covenant Not To Sue. Neal hereby waives his right to file, and hereby agrees not to accept any relief or recovery from, any lawsuit, charge, claim, complaint, or other proceeding, whether an individual, joint or class action (collectively "Legal Action") before any federal, state or local administrative agency, court or other forum against BSI or any of its parent, subsidiary or affiliated entities; provided, however, that this Agreement shall not apply to preclude Neal's participation in legal action relating to any rights or duties arising under this Agreement or under documents to be executed or action to be taken pursuant to this Agreement. Except as provided above and as prohibited by statute, in the event that Neal institutes, is a party to, or joins voluntarily as a member of a class any Legal Action against BSI or any of its affiliated entities, he shall join in the dismissal of the Legal Action or termination of his class membership immediately upon presentation of this Agreement and Neal shall reimburse BSI for all legal fees and expenses incurred in defending Neal's involvement in the Legal Action and obtaining the dismissal of Neal therefrom except those fees and expenses incurred by BSI where Neal is not a voluntary party to the Legal Action.

Section 2.5 Agreement Not to Assist Litigation. Neal hereby agrees not to in any way voluntarily assist any individual or entity in commencing or prosecuting any action or proceeding, including but not limited to, any administrative agency claims, charges or complaints and/or any lawsuits against BSI, its officers or directors, or its subsidiaries or affiliated entities, or their officers or directors, or in any way voluntarily participate or cooperate in any such actions or proceedings, except (a) as this waiver is prohibited by statute, (b) in accordance with lawful process issued by a court of competent jurisdiction or other lawful authority, and (c) upon request of a governmental entity or agency.

Section 2.6 Agreement to Provide Litigation Assistance. Neal agrees to cooperate with and provide assistance to BSI and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting BSI, in which--in the reasonable judgment of BSI's counsel--Neal's assistance or cooperation is needed. Neal shall, when requested by BSI, provide testimony or other assistance and shall travel at BSI's request in order





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                 to fulfill this obligation; provided, however, that, in
                 connection with such litigation or investigation after the Retirement Date, BSI shall attempt to accommodate Neal's schedule, shall provide him with reasonable notice in advance of the times in which his cooperation or assistance is needed, and shall reimburse Neal for any reasonable expenses incurred in connection with such matters, as well as for any actual lost wages suffered as a result from absence from employment.

Section 2.7 COBRA Continuation Coverage. Neal acknowledges and agrees that continuation coverage under 26 U.S.C. Section 4980B ("COBRA") shall begin on the date hereof and that thereafter Neal shall be eligible, upon his timely election and at his own expense, to obtain health insurance coverage in accordance with COBRA, provided, however, that BSI shall pay for Neal's health insurance coverage under COBRA commencing on the Effective Date through and including the Retirement Date.
                 Neal hereby acknowledges that he has received the information and forms necessary to obtain such coverage.

Section 2.8 Acknowledgement Concerning Vacation Pay. Neal agrees that he shall waive all vacation time to which he is entitled under BSI's policies through the Retirement Date such that Neal agrees that, upon the Retirement Date and subject to receipt of the payment set forth in Section 1.10 hereof, he shall not have accrued any unused vacation time for which payment is due from BSI.

Section 2.9 Acknowledgment Concerning All Compensation. Neal agrees and acknowledges that, except as provided in this Agreement, Neal is not entitled to any compensation or employment benefits whatsoever, including, but not limited to, any bonus, severance pay, accrued vacation pay or other compensation under any BSI incentive plan, employee benefit plan or agreement.

Section 2.10 Binding Nature. Neal's signature on this Agreement reflects his willingness to enter into and abide by the terms of this Agreement. Neal acknowledges that he has been afforded an opportunity to consider this Agreement and Neal further acknowledges that he has been advised by BSI of his right to consult with counsel concerning the effect of this Agreement, and that he has carefully read the provisions of this Agreement. Neal further represents that he knows and understands the contents of this Agreement, that he intends to be legally bound by this Agreement, and the release contained herein, and that he is signing this Agreement, including the release, of his own free will and without coercion.

Section 2.11     Further Acknowledgments.  Neal acknowledges that:





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                 (a)      he has received separate consideration under this
                          Agreement which is in addition to any other compensation or other thing of value which Neal is otherwise entitled to receive from BSI under any agreement, Company policy or practice, or under applicable law.

                 (b) he was given a period of twenty-one (21) days within which to consider the terms of this Agreement;

                 (c) if he has executed this Agreement prior to the expiration of such 21-day period, then he has done so voluntarily and that he has waived the remainder of such review period;

                 (d) he will have a period of seven (7) days following the execution of this Agreement in which to revoke this Agreement by giving written notice to BSI's President of such revocation; provided, however, that if Neal revokes this Agreement within this revocation period, Neal agrees and acknowledges that he will have no right to receive the payments or benefits set forth in paragraph 1 above; and

                 (e) except as set forth in the immediately preceding clause, this Agreement shall not become effective or enforceable until the seven (7) day revocation period described above has expired.

                 (f) he acknowledges and agrees that Neal does not believe that BSI has discriminated against him in any manner because of his race, sex, creed, color, religion, national origin, age, marital status, sexual preference, physical or mental disabilities or status as a disabled or Vietnam- era veteran.

Section 2.12 Non-Disclosure of Confidential Information. Neal agrees that he will maintain in confidence and will not, directly or indirectly, use, publish or otherwise disclose to any competitor or other third party, except as required by law, any trade secrets, confidential, proprietary, and other non-public information of a similar nature belonging to BSI or any of its related or affiliated entities or to which BSI or any of its related or affiliated entities has any rights, except to the extent, if any, that any such information is or becomes generally known or readily ascertainable by proper means ("Confidential Information"), whether or not such Confidential Information is in written or permanent form.
                 Such Confidential Information includes, but is not limited to, proprietary technical and business information relating to any non-public financial information, business plans or costs, customers or customer lists, pricing data or other terms of sales, customer requirements or buying history, customer





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                 contacts or prospective customers, formulas, patterns,
                 compilations, programs, devices, methods, techniques and processes of BSI, or any of its related or affiliated entities, subject to the same exception stated in the preceding sentence. Neal's obligations under this Agreement with respect to Confidential Information shall extend to information belonging to any client, vendor or customer of BSI, or any of its related or affiliated entities, and their agents and employees. Since BSI's business is national in scope, there is no geographic limitation on Neal's obligations under this section. All duties and obligations set forth herein shall be in addition to those which exist by common law or statute.

Section 2.13 Return of Confidential Information. Neal agrees that he shall return to BSI any and all documents containing Confidential Information, whether in hard copy or electronic form, including any copies thereof, which are in his possession or under his control as of the Retirement Date.

Section 2.14 Return of Property. Neal agrees, upon the Retirement Date, to the extent Neal has not done so previously, to immediately return all documents, files, whether or not he was solely responsible for same, keys, credit cards, keycards, programs, software and discs, including, but not by way of limitation, those programs, software and discs generated during his employment with BSI, and all other items and equipment which are the property of BSI.

Section 2.15 Noncompetition Clause. For the period commencing on the Effective Date and continuing until the date two years after the Retirement Date, Neal agrees not to, directly or indirectly:

                 (a) solicit or attempt to solicit business from any client or prospective client of BSI with whom Neal has had direct or indirect association or otherwise induce such clients or prospective clients to reduce, terminate, restrict or otherwise alter their business relationship with BSI in any fashion;

                 (b) become associated either as an owner, principal, agent, manager, employee, partner, shareholder (except for ownership of less than five percent of the shares of a publicly traded company), director, officer, consultant, or representative with any business operation or any enterprise if such operation competes with BSI in applying computer systems and services to business, industry and government;

                 (c) induce or attempt to induce any employee of BSI to leave BSI for the purpose of engaging in a business competitive with BSI;





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                 provided, however, that clauses (a) and (b) above shall not restrict Neal from being employed by or associating or affiliating with a venture capital investment firm that makes investments in any enterprise that competes with BSI in applying computer systems and services to business, industry and government or provides services to or attempts to provide services to clients or prospective clients of BSI which activity has the result of causing such clients or prospective clients to reduce, terminate, restrict or otherwise alter their business relationship with BSI in any fashion so long as Neal does not directly participate in the management of such enterprise.


                                  ARTICLE III
                             ADDITIONAL PROVISIONS

Section 3.1 Confidentiality. As an integral part of this Agreement, Neal agrees that the terms of this Agreement and the circumstances surrounding the execution of this Agreement shall be held absolutely confidential and that he shall not disclose the substance or terms of this Agreement to anyone other than his immediate family, his tax adviser and his counsel. Notwithstanding the above, Neal may answer truthfully any inquiry about this Agreement which he is legally required to answer whether by subpoena, court order or other lawful process or as mutually agreed upon by the parties. Neal will directly and fully inform BSI, however, concerning any disclosures requested under this Agreement, along with the entity making such request for disclosure, at the time of the disclosure, and Neal shall specifically inform BSI of any subpoena or other process which may require him to disclose any matters in contravention of this provision.

Section 3.2 Non-Disparagement. Neal agrees that any time after the execution of this Agreement and continuing after the Retirement Date, he shall not in any way criticize or disparage the performance, competency or ability of BSI or any of its subsidiary or affiliated entities, or the officers, directors, employees or agents of any of them to any other person. In particular, Neal will not criticize or disparage BSI's financial accounting or reporting policies or practices nor allege or claim that he was discriminated against or otherwise mistreated by BSI or any of its subsidiary or affiliated entities at any time, except to the extent, if at all, as may be required by legal process. Neal understands and agrees that any breach by him of this provision shall be a material breach of this Agreement and that BSI, in addition to, and without waiving any other remedy, including injunctive relief, shall have the right immediately to terminate all payments under paragraph 1 of this Agreement and to require Neal to return all payments made pursuant to this Agreement to BSI.





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Section 3.3      No Admission of Liability.  Neal understands and agrees that the entry into this Agreement by BSI is solely for the purpose of eliminating and resolving all matters arising out of Neal's employment with BSI, effecting the termination of Neal's employment, providing certain specified benefits for Neal, memorializing the parties' agreement concerning Neal's post-employment relationship with BSI, and finally, fully and completely resolving amicably any and all matters actually or potentially in controversy between them and shall not be construed as an admission by BSI of non-compliance with any law or any other wrongdoing whatsoever.

Section 3.4 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective personal representatives, agents, attorneys, executors, administrators, heirs, successors and assigns.

Section 3.5 Modification. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

Section 3.6 Governing Law. This Agreement has been executed and delivered in the State of North Carolina, and its validity, interpretation, performance and enforcement shall be governed by the laws and judicial decisions of the State of North Carolina.

Section 3.7 Entire Agreement. This Agreement contains the entire agreement between the parties hereto. No representation, agreement, guaranty, warranty, waiver or change in this Agreement not included herein shall be binding upon either party unless in writing and separately signed by both parties.

Section 3.8 Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 3.9 Consent to Jurisdiction. Any action for breach of this agreement shall be brought in the federal or state courts of and for the County of Mecklenburg, State of North Carolina, and the parties hereby consent to the personal jurisdiction of such courts.

Section 3.10 Counterparts. This Agreement may be executed in counterparts, each of which may be signed separately and may be enforceable as an original, but all of which together shall constitute but one agreement.





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Section 3.11     Authorization.  Each person executing this Agreement in a
                 representative capacity hereby represents and warrants that he is fully authorized to do so.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date and year first indicated above.




                                           /s/ William W. Neal, III    (SEAL)
                                           ----------------------------
                                           WILLIAM W. NEAL, III



Sworn to and subscribed
before me, this 9th day of
July, 1996.

/s/ Jean M. Musa
-----------------------------
         Notary Public

My commission expires:

    May 5, 1998
-----------------------------

(Official Seal)


                                           BROADWAY & SEYMOUR, INC.


                                           By: /s/ David A. Finley
                                              ------------------------
                                              David A. Finley
                                              Executive Vice President





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